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                                                                    EXHIBIT 23-1






                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Texas Biotechnology Corporation:

We consent to incorporated by reference in the registration statements (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423, 333-27425,
333-79477, and 333-41864) on Forms S-8 and (Nos. 33-70994, 333-03433, 333-25043,
and 333-31932) on Forms S-3 of Texas Biotechnology Corporation of our report dated February 26, 2001, relating to the consolidated balance sheets of Texas Biotechnology Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Texas Biotechnology Corporation.




                                       /s/ KPMG LLP
                                      ----------------------------------
                                       KPMG LLP

Houston, Texas
March 28, 2001